SPECIAL POWER OF ATTORNEY

That I, James A. Cardwell, of El Paso County, Texas, do hereby make, constitute and appoint Allen R. Hartman, Louis T. Fox, III and James H. Stokes, Jr., my true and lawful attorneys-in-fact to:

1.
execute for and on my behalf any and all documents, including, but not limited to stock powers or letters of instruction, in order to assign or transfer 2,400 shares of Hartman Short Term Income Properties XX, Inc. stock to each of the individuals listed on the letter of instruction attached to this power of attorney;

2.	do and perform any and all acts for and on my behalf which may be necessary or desirable to transfer such shares of stock to the individuals listed; and

3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit  to, in the best interest of, or legally required by me it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Special Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to hereby ratifying and confirming all that such attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the aforementioned shares of stock have been transferred to said individuals, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

I agree that any third party who receives a copy of this document may act under it.  Revocation of this Special Power of Attorney is not effective as to a third party until the third party receives actual notice of the revocation.  I agree to indemnify and hold harmless the third party for any claims that arise against the third party because of reliance on this Special Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of December 2010.

/s/ James A. Cardwell
James A. Cardwell